UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

March 12, 2007
(Date of earliest event reported)

SPECTRUM BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

(770) 829-6200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously publicly disclosed, on January 16, 2007, Spectrum Brands, Inc. (the “Company”) received a purported notice of default (the “Notice”) from entities claiming to be the holders of or to have discretionary authority in respect of the Company’s 8 1/2% Senior Subordinated Notes due 2013 (the “Notes”)(such entities, the “Purported Noteholders”). The Notice asserted that the Company’s incurrence of indebtedness under the Company’s Fourth Amended and Restated Credit Agreement dated as of February 7, 2005 gave rise to certain defaults relating to the incurrence of indebtedness, incurrence of liens and delivery of proper notice under the indenture governing the Notes (the “Indenture”).

On March 12, 2007, the Company entered into an exchange and forbearance agreement (an “Agreement”) with certain of the Purported Noteholders who have represented that they own a majority in principal amount of the outstanding Notes. Under the terms of the Agreement, these Purported Noteholders have agreed (i) not to exercise any rights or remedies which may be available to them under the Indenture in respect of certain alleged defaults, (ii) to tender their Notes in an exchange offer and (iii) to consent to (A) amendments to the Indenture to remove substantially all of the restrictive covenants and certain events of default, (B) waive the alleged defaults and (C) agree not to take certain actions under any other debt agreement or instrument of the Company. The Agreement provides a right of termination in the event of certain breaches of the Agreement or at any time from and after April 10, 2007 in the event the exchange offer has not been successfully completed.

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 10.1 hereto, and which is incorporated herein by reference.

A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS

Exchange Offer and Consent Solicitation

On March 12, 2007, Spectrum Brands, Inc. (the “Company”) issued a press release announcing that it intends to commence an exchange offer and consent solicitation to refinance the $350 million in aggregate principal amount outstanding of its 8 1/2% Senior Subordinated Notes due 2013 (the “Notes”) and has entered into an agreement with certain holders of the Notes in connection with the exchange offer and consent solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Senior Credit Facility Refinancing

In addition, on March 12, 2007, the Company issued a press release announcing that Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC have committed to refinance the Company’s Fourth Amended and Restated Credit Agreement dated as of February 7, 2005. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

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Certain Asset Sales

As previously announced, the Company has engaged in discussions to sell the assets related to its lawn and garden and household insect control product offerings (the “Home and Garden Assets”). While the Company is currently seeking to sell all or a substantial portion of the Home and Garden Assets, the timing of any such sales is presently uncertain.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to (i) the Company's ability to refinance its existing senior credit facility or to successfully consummate the exchange offer and consent solicitation, (ii) the impact of such refinancing and exchange offer and consent solicitation on the operation of the Company and the actions of its senior lenders and noteholders and (iii) the ability to identify potential buyers for the Home and Garden Assets and to consummate any such sale. The Company cautions the reader that actual results could differ materially from the expectations described in the forward-looking statements. The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this report. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Exchange and Forbearance Agreement dated as of March 12, 2007.

99.1 Press Release dated March 12, 2007 issued by Spectrum Brands, Inc to announce the exchange offer for its 8 1/2% Senior Subordinated Notes due 2013 (the “Notes”) and an agreement with certain holders of the Notes.

99.2 Press Release dated March 12, 2007 issued by Spectrum Brands, Inc to announce that Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC have committed to refinance the Company’s Senior Credit Facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2007	SPECTRUM BRANDS, INC.

	By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Exchange and Forbearance Agreement dated as of March 12, 2007.

99.1
Press Release dated March 12, 2007 issued by Spectrum Brands, Inc to announce the exchange offer for its 8 1/2% Senior Subordinated Notes due 2013 (the “Notes”) and an agreement with certain holders of the Notes.

99.2
Press Release dated March 12, 2007 issued by Spectrum Brands, Inc to announce that Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC have committed to refinance the Company’s Senior Credit Facility.